EXHIBIT 99.1
------------


JONES LANG LASALLE                                          NEWS RELEASE
Real value in a changing world


Contact:    Lauralee Martin
Title:      Chief Operating and Financial Officer
Phone:      +1 312 228 2073


                         JONES LANG LASALLE REPORTS
              2008 NET INCOME OF $84 MILLION, $2.44 PER SHARE;
            ADJUSTED NET INCOME OF $127 MILLION, $3.71 PER SHARE

 2008 Revenue of $2.7 Billion Equal to 2007 Despite Global Economic Slowdown



CHICAGO, FEBRUARY 3, 2009 - Jones Lang LaSalle Incorporated (NYSE: JLL), the leading integrated financial and professional services firm specializing in real estate, today reported net income on a U.S. GAAP basis of $84 million, or $2.44 per diluted share of common stock, for the year ended December 31, 2008, compared with net income of $256 million, or $7.64
per share, for the year ended December 31, 2007.   Full-year 2007 results
included a significant transaction advisory fee earned in the Asia Pacific Hotels business. Excluding restructuring charges and adjusting for certain impacts of purchase accounting, 2008 net income would have been $127 million, or $3.71 per diluted share of common stock. Operating income for 2008 was $151 million, compared with $342 million for the prior year. The firm's earnings before interest, taxes, depreciation and amortization ("EBITDA") were $233 million for 2008 and $413 million for 2007.

For the fourth quarter of 2008, net income was $41 million, or $1.17 per share, compared with net income of $105 million, or $3.16 per share for the same period in 2007. Operating income for the fourth quarter was $72 million, compared with $140 million in the prior year. Fourth-quarter EBITDA for 2008 and 2007 was $95 million and $156 million, respectively.

_________________________________________________________________________

FULL-YEAR 2008 HIGHLIGHTS:

..     STRONG GROWTH IN GLOBAL CORPORATE OUTSOURCING

..     AMERICAS REVENUE INCREASE OF 22 PERCENT TO $933 MILLION DRIVEN
      BY SUCCESSFUL STAUBACH MERGER AND CORPORATE OUTSOURCING

..     OPERATING INCOME OF $151 MILLION AND EBITDA OF $233 MILLION
_________________________________________________________________________


Included in the firm's 2008 results were 15 acquisitions that closed during the year, the most significant being The Staubach Company and Kemper's. Full-year results included $18 million of intangible amortization and $7 million of integration costs related to these two acquisitions. Fourth-quarter results included $8 million of intangible amortization and $5 million of integration costs. Full-year results also included severance charges of $23 million, which resulted from the need to reduce staffing levels to reflect lower anticipated revenue in certain businesses related to the global economic slowdown and credit contraction. Integration costs for the acquisitions, as well as severance charges, are reported as Restructuring Charges for the full-year and fourth-quarter periods. Total Restructuring Charges for 2008 were $30 million. These costs are excluded from segment operating results for the full year and fourth quarter, although they are included for consolidated reporting.


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JONES LANG LASALLE REPORTS 2008 NET INCOME OF $84 MILLION, $2.44 PER SHARE
-PAGE 2



Full-year revenue was $2.7 billion in both 2008 and 2007, despite substantial decreases in Capital Markets and Hotels transaction levels. Transaction Services revenue decreased by 8 percent from 2007, to $1.4 billion; however, excluding Capital Markets and Hotels, Transaction Services revenue for the year increased 14 percent over 2007, to $1.1 billion. Management Services revenue increased 22 percent to $882 million in 2008, with all operating regions contributing to the revenue growth. LaSalle Investment Management's Advisory fees increased 13 percent over the prior year to $278 million, and Incentive fees were $59 million in 2008, compared with $88 million in 2007. Acquisitions completed in 2008 contributed $193 million in revenue for the full year and $104 million for the fourth quarter.

For the fourth quarter of 2008, revenue was $797 million, a decrease of 8 percent from $862 million in the prior year, driven by the impact of foreign currency exchange rates as the U.S. dollar strengthened and a $106 million revenue decrease in Capital Markets and Hotels from the fourth quarter of 2007. On a local currency basis, revenue increased 1 percent over the same period in 2007. Transaction Services revenue, excluding Capital Markets and Hotels, was $365 million in the fourth quarter, an increase of 9 percent over the prior year, and Management Services revenue was $247 million, an increase of 10 percent over the fourth quarter of 2007.

"Through focused execution for our clients, we gained market share and maintained revenues in 2008 while aggressively managing our own costs," said Colin Dyer, Chief Executive Officer of Jones Lang LaSalle. "With continuing challenges in 2009, we will focus our superior market knowledge and execution skills to create value for our clients. We will remain flexible across our operations to align the company to current market conditions," Dyer added.

Operating expenses were $2.5 billion for the year, compared with $2.3 billion in 2007, and $725 million for the fourth quarter of 2008, compared with $721 million in the prior year, including Restructuring Charges of $30 million for the year and $20 million in the fourth quarter. Operating expenses from the 15 acquisitions completed in 2008, including integration and intangible amortization, were $192 million for the full year and $92 million for the fourth quarter, which were not reflected in the firm's 2007 results. Specifically, The Staubach Company and Kemper's added to the firm's cost structure and increased operating expenses compared with 2007.
























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JONES LANG LASALLE REPORTS 2008 NET INCOME OF $84 MILLION, $2.44 PER SHARE
-PAGE 3



BALANCE SHEET

During the fourth quarter, the firm amended its credit agreements with its bank group to provide additional financial flexibility. The amendments increased the maximum allowable Leverage Ratio under the credit agreements from 3.25x to 3.50x through September 2009, provided additions to Adjusted EBITDA for certain non-recurring charges related primarily to expense-management actions and adjusted certain other definitions in the agreements. Our December 19, 2008, Form 8-K filing provides additional information about the terms of the amendments. The total borrowing capacity under the agreements is $870 million and the maturity on both
agreements remains June 2012.   At December 31, 2008, the firm's Leverage
Ratio as calculated under the amended agreements was 2.24x.



BUSINESS SEGMENT FULL-YEAR AND FOURTH-QUARTER PERFORMANCE HIGHLIGHTS

INVESTOR AND OCCUPIER SERVICES

..     Full-year revenue in the Americas region was $933 million, an increase of 22 percent over the prior year, and fourth-quarter revenue was $315 million, an increase of 26 percent. Staubach contributed $128 million and $81 million of revenue for the full year and fourth quarter, respectively. This revenue excludes deferred commissions not recognized due to purchase accounting of $22 million for the year and $8 million for the fourth quarter as well as $11 million of third-quarter revenue recognized by Staubach prior to the July 11, 2008, transaction close. The Staubach contribution offset Capital Markets and Hotels revenue declines of $58 million for the year and $25 million for the quarter.

      Management Services revenue for 2008 increased 17 percent for the full year, to $422 million, and 10 percent in the quarter, to $127 million, compared with 2007. Transaction Services revenue increased 26 percent for the year, to $479 million, and 39 percent in the quarter, to $177 million. Excluding Capital Markets and Hotels, Transaction Services revenue grew 58 percent for the year and 77 percent quarter over quarter compared with 2007. The increases were primarily the result of additional leasing activity from the Staubach acquisition. The region's total Leasing revenue for the year increased 52 percent, to $348 million, up from $229 million in 2007. For the fourth quarter, Leasing revenue increased 62 percent above 2007 levels, to $134 million. Excluding the Staubach contribution, Leasing revenue increased 9 percent for the year and decreased 12 percent for the fourth quarter, compared with the respective periods last year.

      The Corporate Solutions business in the Americas, which provides comprehensive outsourcing services including transactions, project development and integrated facility management, grew revenues 29 percent for the year and 26 percent in the quarter compared with the same periods in 2007. The trend toward corporate outsourcing of real estate services continues as clients assess their operating costs and look for potential savings.










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JONES LANG LASALLE REPORTS 2008 NET INCOME OF $84 MILLION, $2.44 PER SHARE
-PAGE 4



      Operating expenses were $866 million in 2008, an increase of 26 percent, and $276 million for the fourth quarter, an increase of 28 percent over the prior year. Excluding the impact of the Staubach acquisition, operating expenses increased 8 percent for the year and decreased 6 percent for the fourth quarter compared with 2007.

      The region's EBITDA for the full year and fourth quarter of 2008 was $115 million and $56 million, respectively, compared with $106 million and $42 million for the same periods last year.

..     EMEA's full-year 2008 revenue was $871 million, a decrease of
      6 percent from the prior year, 5 percent in local currency. Fourth-quarter revenue was $243 million, a decrease of 26 percent from 2007, 13 percent in local currency. The largest contributors to the decreases were Capital Markets and Hotels, down $152 million for the year, or 44 percent, and down $56 million in the quarter, or 49 percent. Weakening foreign currencies against the U.S. dollar reduced revenues for the full year and most significantly in the fourth quarter. Excluding the impact of currency fluctuations and Capital Markets and Hotels, full-year and fourth-quarter revenue increased 18 percent and 1 percent, respectively. The revenue contribution from six acquisitions closed in 2008 was $37 million for the year and $15 million for the fourth quarter.

      Leasing revenue, included in Transaction Services, increased 9 percent for the full year, 8 percent in local currency, but decreased in the fourth quarter by 17 percent, 8 percent in local currency. Management Services revenue grew 36 percent for the full year and 3 percent for the fourth quarter compared with the same periods in 2007. The acquisition of a French project development services firm in the fourth quarter of 2007 largely contributed to the full-year 2008 increase.

      Operating expenses were $848 million for the full year in 2008, an increase of 2 percent from the prior year, 3 percent in local currency. The six acquisitions completed during the year added $33 million of incremental operating expenses, including integration and amortization, in the full-year results, and $9 million in the quarter. Fourth-quarter operating expenses were $221 million, a decrease of 21 percent from 2007, 8 percent in local currency, driven by aggressive cost saving actions taken across the region to mitigate the effect of the global economic slowdown.

      The region's EBITDA for the full year and fourth quarter of 2008 was $50 million and $28 million, respectively, compared with $111 million and $54 million for the same periods last year.

..     Revenue for the ASIA PACIFIC region was $536 million in 2008, compared with $602 million in 2007, and $144 million in the fourth quarter, compared with $170 million in the prior year. Included in the region's full-year 2007 results was a significant transaction advisory fee earned in the Hotels business. Excluding the impact of foreign currency exchange, full-year revenue was down 14 percent, and fourth-quarter revenue was down 4 percent compared with the same periods in 2007. The current revenue contribution from five acquisitions closed in 2008 was $21 million for the year and $6 million in the fourth quarter of 2008.








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JONES LANG LASALLE REPORTS 2008 NET INCOME OF $84 MILLION, $2.44 PER SHARE
-PAGE 5



      Management Services revenue in the region was $245 million for the year, an increase of 19 percent over 2007, and $65 million for the fourth quarter of 2008, an increase of 15 percent over the same period last year, driven by corporate outsourcing facility management and property management. Transaction Services revenue was $284 million for the full year, a 27 percent decrease from 2007, 28 percent in local currency, and $77 million for the fourth quarter, a decrease of 31 percent from the prior year, 20 percent in local currency. Excluding the impact of the 2007 Hotels advisory fee, 2008 Capital Markets and Hotels revenue decreased $52 million year over year, or 49 percent. Leasing revenue was up 5 percent for the year, 6 percent in local currency, and decreased 25 percent in the fourth quarter 2008, 15 percent in local currency, compared with 2007.

      Operating expenses for the region were $532 million for the full year and $137 million for the fourth quarter of 2008. With an aggressive focus on costs, operating expenses were relatively flat year over year, despite higher occupancy costs from business expansion in growth markets, as well as additional operating costs and amortization of intangibles from businesses purchased in 2008. The impact of the five acquisitions included in 2008 operating expenses added $20 million to the full year and $6 million to the fourth quarter.

      The region's EBITDA for the full year and fourth quarter of 2008 was $18 million and $11 million, respectively, compared with $79 million and $25 million for the same periods last year.


LaSALLE INVESTMENT MANAGEMENT

      LaSALLE INVESTMENT MANAGEMENT's 2008 full-year revenue was $352 million, compared with $371 million in the prior year, and fourth-quarter revenue was $91 million, compared with $115 million in 2007. Advisory fees grew 13 percent to $278 million and partially offset declines in Transaction Services and Incentive fees as well as $5 million of equity losses primarily due to asset impairments. Advisory fees decreased 15 percent for the fourth quarter of 2008, compared with the prior year, driven by lower asset values in the public securities business.

      Asset sales, a key driver of Incentive fees, continued to be impacted by the limited availability of financing. Incentive fees were $59 million in 2008, compared with $88 million in 2007. Fourth-quarter Incentive fees were down 13 percent compared with the fourth quarter of 2007.

      LaSalle Investment Management raised $2.9 billion of equity during 2008 compared with $10.1 billion in 2007, reflecting investor caution in an increasingly uncertain economic environment. Investments made on behalf of clients were $4.1 billion in 2008, compared with $8.4 billion in the prior year.













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JONES LANG LASALLE REPORTS 2008 NET INCOME OF $84 MILLION, $2.44 PER SHARE
-PAGE 6



SUMMARY

The firm has successfully integrated the 15 acquisitions it closed in 2008, enhancing its market share in local markets and the corporate occupier space, and diversifying into the retail and industrial sectors. The firm continues to take aggressive staffing and cost actions in response to the global economic slowdown while adapting its service offerings to the changing needs of clients. The firm remains flexible, innovative and prepared to capitalize on new opportunities to serve clients in the challenging environment that lies ahead.




Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in Jones Lang LaSalle's Annual Report on Form 10-K for the year ended December 31, 2007 and in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008, and in other reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle's expectations or results, or any change in events.


















ABOUT JONES LANG LaSALLE

Jones Lang LaSalle (NYSE: JLL) is a financial and professional services firm specializing in real estate. The firm offers integrated services delivered by expert teams worldwide to clients seeking increased value by owning, occupying or investing in real estate. With 2008 global revenue of $2.7 billion, Jones Lang LaSalle serves clients in 60 countries from 750 locations worldwide, including 180 corporate offices. The firm is an industry leader in property and corporate facility management services, with a portfolio of approximately 1.3 billion square feet worldwide. LaSalle Investment Management, the company's investment management business, is one of the world's largest and most diverse in real estate with over $46 billion of assets under management. For further information, please visit our Web Site: www.joneslanglasalle.com.

JONES LANG LASALLE REPORTS 2008 NET INCOME OF $84 MILLION, $2.44 PER SHARE
-PAGE 7



CONFERENCE CALL

The firm will conduct a conference call for shareholders, analysts and investment professionals on Wednesday, February 4 at 9:00 a.m. EST.

To participate in the teleconference, please dial into one of the following phone numbers five to 10 minutes before the start time:

      .     U.S. callers:           +1 877 809 9540
      .     International callers:  +1 706 679 7364
      .     Pass code:              80103605


WEBCAST

Follow these steps to listen to the webcast:

1.    You must have a minimum 14.4 Kbps Internet connection

2. Log on to http://www.videonewswire.com/event.asp?id=54738 and follow instructions

3. Download free Windows Media Player software: (link located under registration form)

4. If you experience problems listening, send an e-mail to webcastsupport@tfprn.com


SUPPLEMENTAL INFORMATION

Supplemental information regarding the fourth quarter 2008 earnings call has been posted to the Investor Relations section of the company's Web site: www.joneslanglasalle.com.


CONFERENCE CALL REPLAY

Available: 11:00 a.m. EST Wednesday, February 4 through Midnight EST February 12 at the following numbers:

      .     U.S. callers:           +1 800 642 1687
      .     International callers:  +1 706 645 9291
      .     Pass code:              80103605


WEB AUDIO REPLAY

Audio replay will be available for download or stream within 24 hours of the conference call. This information and link is also available on the company's Web site: www.joneslanglasalle.com.

If you have any questions, call Yvonne Peterson of Jones Lang LaSalle's Investor Relations department at +1 312 228 2919.











                                   #  #  #

                       JONES LANG LASALLE INCORPORATED
                     Consolidated Statements of Earnings
      For the Three and Twelve Months Ended December 31, 2008 and 2007
                      (in thousands, except share data)
                                 (Unaudited)


                              Three Months Ended   Twelve Months Ended
                                 December 31,          December 31,
                            --------------------- ---------------------
                               2008       2007       2008       2007
                            ---------- ---------- ---------- ----------

Revenue. . . . . . . . . . .$  797,067 $  861,785 $2,697,586 $2,652,075

Operating expenses:
  Compensation and
    benefits . . . . . . . .   512,440    549,332  1,771,673  1,724,174
  Operating, adminis-
    trative and other. . . .   165,958    155,395    653,465    530,412
  Depreciation and
    amortization . . . . . .    26,676     16,752     90,584     55,580
  Restructuring charges
    (credits). . . . . . . .    20,129      --        30,401       (411)
                           ----------- ---------- ---------- ----------
      Total operating
        expenses . . . . . .   725,203    721,479  2,546,123  2,309,755
                           ----------- ---------- ---------- ----------
      Operating income . . .    71,864    140,306    151,463    342,320

Interest expense,
  net of interest income . .    13,336      3,018     30,568     13,064
Gain on sale of
  investments. . . . . . . .     --         --         --         6,129
Equity in earnings
  (loss) from uncon-
  solidated ventures . . . .    (3,524)       736     (5,462)    12,216
                            ---------- ---------- ---------- ----------
Income before provision
  for income taxes . . . . .    55,004    138,024    115,433    347,601
Provision for income
  taxes. . . . . . . . . . .    13,515     31,655     28,743     87,595
Minority interest,
  net of tax . . . . . . . .       (31)       976      1,807      2,174
                            ---------- ---------- ---------- ----------
Net income . . . . . . . . .$   41,520 $  105,393 $   84,883 $  257,832
                            ========== ========== ========== ==========

Net income available to
  common shareholders. . . .$   41,155 $  104,722 $   83,515 $  256,490
                            ========== ========== ========== ==========

Basic earnings per
  common share . . . . . . .$     1.19 $     3.28 $     2.52 $     8.01
                            ========== ========== ========== ==========
Basic weighted average
  shares outstanding . . . .34,498,974 31,906,476 33,098,228 32,021,380
                            ========== ========== ========== ==========

Diluted earnings per
  common share . . . . . . .$     1.17 $     3.16 $     2.44 $     7.64
                            ========== ========== ========== ==========
Diluted weighted
  average share
  outstanding. . . . . . . .35,059,856 33,101,792 34,205,120 33,577,927
                            ========== ========== ========== ==========

EBITDA . . . . . . . . . . .$   94,682 $  156,147 $  233,410 $  412,729
                            ========== ========== ========== ==========

Please reference attached financial statement notes.

                       JONES LANG LASALLE INCORPORATED
                          Segment Operating Results
      For the Three and Twelve Months Ended December 31, 2008 and 2007
                               (in thousands)
                                 (Unaudited)


                              Three Months Ended   Twelve Months Ended
                                 December 31,          December 31,
                            --------------------- ---------------------
                               2008       2007       2008       2007
                            ---------- ---------- ---------- ----------
INVESTOR & OCCUPIER
 SERVICES
  AMERICAS
   Revenue:
    Transaction services . .$  177,318 $  127,814 $  478,918 $  378,815
    Management services. . .   127,140    115,343    421,635    359,731
    Equity earnings (loss) .       242        (56)       283      1,626
    Other services . . . . .    10,776      6,896     32,451     25,057
                            ---------- ---------- ---------- ----------
                               315,476    249,997    933,287    765,229

   Operating expenses:
    Compensation,
     operating and
     administrative. . . . .   259,595    208,432    818,369    659,392
    Depreciation and
     amortization. . . . . .    16,445      6,880     47,808     25,387
                            ---------- ---------- ---------- ----------
                               276,040    215,312    866,177    684,779
                            ---------- ---------- ---------- ----------

      Operating income . . .$   39,436 $   34,685 $   67,110 $   80,450
                            ========== ========== ========== ==========

      EBITDA . . . . . . . .$   55,881 $   41,565 $  114,918 $  105,837
                            ---------- ---------- ---------- ----------

  EMEA
   Revenue:
    Transaction services . .$  186,795 $  270,327 $  641,102 $  754,428
    Management services. . .    54,363     52,683    215,222    157,783
    Equity earnings (loss) .      (939)       394       (840)       373
    Other services . . . . .     2,901      3,956     15,359     13,497
                            ---------- ---------- ---------- ----------
                               243,120    327,360    870,843    926,081
   Operating expenses:
    Compensation, operating
     and administrative. . .   214,986    273,489    820,638    814,936
    Depreciation and
     amortization. . . . . .     6,427      6,552     27,291     19,703
                            ---------- ---------- ---------- ----------
                               221,413    280,041    847,929    834,639
                            ---------- ---------- ---------- ----------

      Operating income . . .$   21,707 $   47,319 $   22,914 $   91,442
                            ========== ========== ========== ==========

      EBITDA . . . . . . . .$   28,134 $   53,871 $   50,205 $  111,145
                            ---------- ---------- ---------- ----------

                       JONES LANG LASALLE INCORPORATED
                   Segment Operating Results - (Continued)
      For the Three and Twelve Months Ended December 31, 2008 and 2007
                               (in thousands)
                                 (Unaudited)


                              Three Months Ended   Twelve Months Ended
                                 December 31,          December 31,
                            --------------------- ---------------------
                               2008       2007       2008       2007
                            ---------- ---------- ---------- ----------
  ASIA PACIFIC
   Revenue:
    Transaction services . .$   77,307 $  112,212 $  284,320 $  388,129
    Management services. . .    64,586     56,198    244,672    206,329
    Equity earnings (loss) .       (26)        17       (732)       502
    Other services . . . . .     2,576      2,069      7,913      7,181
                            ---------- ---------- ---------- ----------
                               144,443    170,496    536,173    602,141
   Operating expenses:
    Compensation,
     operating and
     administrative. . . . .   133,642    145,764    518,580    523,179
    Depreciation and
     amortization. . . . . .     3,161      2,775     13,123      8,774
                            ---------- ---------- ---------- ----------
      Operating income . . .$    7,640 $   21,957 $    4,470 $   70,188
                            ========== ========== ========== ==========

      EBITDA . . . . . . . .$   10,801 $   24,732 $   17,593 $   78,962
                            ---------- ---------- ---------- ----------

  LASALLE INVESTMENT
   MANAGEMENT
   Revenue:
    Transaction services . .$    4,601  $  10,502 $   19,087 $   27,768
    Advisory fees. . . . . .    62,218     73,282    277,864    245,138
    Incentive fees . . . . .    26,486     30,503     59,043     88,219
    Equity earnings (loss) .    (2,801)       381     (4,173)     9,715
                            ---------- ---------- ---------- ----------
                                90,504    114,668    351,821    370,840

   Operating expenses:
    Compensation,
     operating and
     administrative. . . . .    70,176     77,042    267,552    257,079
    Depreciation and
    Amortization . . . . . .       642        545      2,361      1,716
                            ---------- ---------- ---------- ----------
                                70,818     77,587    269,913    258,795
                            ---------- ---------- ---------- ----------
      Operating income . . .$   19,686 $   37,081 $   81,908 $  112,045
                            ========== ========== ========== ==========

      EBITDA . . . . . . . .$   20,328 $   37,626 $   84,269 $  113,761
                            ---------- ---------- ---------- ----------

                       JONES LANG LASALLE INCORPORATED
                   Segment Operating Results - (Continued)
      For the Three and Twelve Months Ended December 31, 2008 and 2007
                               (in thousands)
                                 (Unaudited)


                              Three Months Ended   Twelve Months Ended
                                 December 31,          December 31,
                            --------------------- ---------------------
                               2008       2007       2008       2007
                            ---------- ---------- ---------- ----------


------------------------------------------------------------------------

      Total segment
       revenue . . . . . . .$  793,543 $  862,521 $2,692,124 $2,664,291
      Reclassification of
       equity earnings
       (loss). . . . . . . .    (3,524)       736     (5,462)    12,216
                            ---------- ---------- ---------- ----------

        Total revenue. . . .$  797,067 $  861,785 $2,697,586 $2,652,075
                            ========== ========== ========== ==========

        Total operating
         expenses before
         restructuring
         changes
         (credits) . . . . .$  705,074 $  721,479 $2,515,722 $2,310,166
                            ========== ========== ========== ==========

        Operating income
         before restruc-
         turing charges
         (credits) . . . . .$   91,993 $  140,306 $  181,864 $  341,909
                            ========== ========== ========== ==========

                       JONES LANG LASALLE INCORPORATED
                         Consolidated Balance Sheets
                         December 31, 2008 and 2007
                               (in thousands)
                                 (Unaudited)

                                             December 31,  December 31,
                                                 2008          2007
                                             ------------  ------------
ASSETS
------
Current assets:
  Cash and cash equivalents. . . . . . . . . . $   45,893    $   78,580
  Trade receivables, net of allowances . . . .    718,804       834,865
  Notes and other receivables. . . . . . . . .     89,636        52,695
  Prepaid expenses . . . . . . . . . . . . . .     32,990        26,148
  Deferred tax assets. . . . . . . . . . . . .    102,934        64,872
  Other assets . . . . . . . . . . . . . . . .      9,511        13,816
                                               ----------    ----------
        Total current assets . . . . . . . . .    999,768     1,070,976

  Property and equipment, at cost,
    less accumulated depreciation. . . . . . .    224,845       193,329
  Goodwill, with indefinite useful lives . . .  1,448,663       694,004
  Identified intangibles, with finite
    useful lives, at cost, less accumulated
    amortization . . . . . . . . . . . . . . .     59,319        41,670
  Investments in real estate ventures. . . . .    179,875       151,800
  Long-term receivables. . . . . . . . . . . .     51,974        33,219
  Deferred tax assets. . . . . . . . . . . . .     58,639        58,584
  Other assets . . . . . . . . . . . . . . . .     53,942        48,292
                                               ----------    ----------
                                               $3,077,025    $2,291,874
                                               ==========    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Accounts payable and accrued liabilities . . $  352,489    $  302,976
  Accrued compensation . . . . . . . . . . . .    487,895       655,895
  Short-term borrowings. . . . . . . . . . . .     24,570        14,385
  Deferred tax liabilities . . . . . . . . . .      2,698           727
  Deferred income. . . . . . . . . . . . . . .     29,213        29,756
  Deferred business acquisition obligations. .     13,073        45,363
  Other liabilities. . . . . . . . . . . . . .     77,947        60,193
                                               ----------    ----------
        Total current liabilities. . . . . . .    987,885     1,109,295

Long-term liabilities:
  Credit facilities. . . . . . . . . . . . . .    483,942        29,205
  Deferred tax liabilities . . . . . . . . . .      4,429         6,577
  Deferred compensation. . . . . . . . . . . .     44,888        46,423
  Pension liability. . . . . . . . . . . . . .      4,101         1,096
  Deferred business acquisition obligations. .    371,636        36,679
  Minority shareholder redemption liability. .     43,313         --
  Other liabilities. . . . . . . . . . . . . .     65,026        43,794
                                               ----------    ----------
        Total liabilities. . . . . . . . . . .  2,005,220     1,273,069

                       JONES LANG LASALLE INCORPORATED
                  Consolidated Balance Sheets - (Continued)
                         December 31, 2008 and 2007
                               (in thousands)
                                 (Unaudited)

                                             December 31,  December 31,
                                                 2008          2007
                                             ------------  ------------

Minority Interest. . . . . . . . . . . . . . .      4,123         8,272

Shareholders' equity:
  Common stock, $.01 par value per share,
    100,000,000 shares authorized;
    34,561,648 and 31,722,587 shares issued
    and outstanding as of December 31, 2008
    and December 31, 2007, respectively. . . .        346           317
  Additional paid-in capital . . . . . . . . .    599,742       441,951
  Retained earnings. . . . . . . . . . . . . .    543,318       484,840
  Stock held in trust. . . . . . . . . . . . .     (3,504)       (1,930)
  Accumulated other comprehensive income
    (loss) . . . . . . . . . . . . . . . . . .    (72,220)       85,355
                                               ----------    ----------
        Total shareholders' equity . . . . . .  1,067,682     1,010,533
                                               ----------    ----------
                                               $3,077,025    $2,291,874
                                               ==========    ==========

                       JONES LANG LASALLE INCORPORATED
              Summarized Consolidated Statements of Cash Flows
           For the Twelve Months Ended December 31, 2008 and 2007
                               (in thousands)
                                 (Unaudited)



                                                  Twelve Months Ended
                                                      December 31,
                                               ------------------------
                                                  2008          2007
                                               ----------    ----------

Cash provided by operating activities. . . . . $   33,365    $  409,418

Cash used in investing activities. . . . . . .   (494,864)     (258,502)

Cash provided by (used in)
  financing activities . . . . . . . . . . . .    428,812      (122,948)
                                               ----------    ----------

        Net (decrease) increase in
          cash and cash equivalents. . . . . .    (32,687)        27,968

        Cash and cash equivalents,
          beginning of period. . . . . . . . .     78,580        50,612
                                               ----------    ----------

        Cash and cash equivalents,
          end of period. . . . . . . . . . . . $   45,893    $   78,580
                                               ==========    ==========










Please reference attached financial statement notes.

                       JONES LANG LASALLE INCORPORATED
                          Financial Statement Notes


1. Charges excluded from GAAP net income to arrive at adjusted net income for the quarter and the year ended December 31, 2008, are amortization expense and integration costs related to two significant acquisitions completed in 2008, acquisition leasing activity that could not be recognized as revenue under U.S. GAAP purchase accounting, and severance.

      Below is a reconciliation of the impacts on net income and diluted earnings per share of charges excluded from GAAP net income to arrive at adjusted net income and adjusted earnings per share (in millions after tax, except per share):

                                 Three Months Ended Twelve Months Ended
                                     December 31,       December 31,
                                 ------------------ -------------------
                                   Net     Diluted     Net      Diluted
                                  Income     EPS      Income      EPS
                                 --------  --------  --------  --------
      GAAP net income and
        diluted earnings
        per share. . . . . . . . $   41.2  $   1.17  $   83.5  $   2.44
      Add:
      Intangibles amortization .      6.2      0.18      13.2      0.39
      Acquisition leasing
        activity . . . . . . . .      2.5      0.07       7.3      0.21
      Acquisition integration
        costs. . . . . . . . . .      3.5      0.10       5.1      0.15
      Severance. . . . . . . . .     11.6      0.33      17.7      0.52
                                 --------  --------  --------  --------
      Adjusted net income and
        diluted earnings
        per share. . . . . . . . $   65.0  $   1.85  $  126.8  $   3.71
                                 ========  ========  ========  ========

2. EBITDA represents earnings before interest expense, net of interest income, income taxes, depreciation and amortization. Although EBITDA is a non-GAAP financial measure, it is used extensively by management and is useful to investors as one of the primary metrics for evaluating operating performance and liquidity. The firm believes that an increase in EBITDA is an indicator of improved ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used in the calculations of certain covenants related to the firm's revolving credit facility. However, EBITDA should not be considered as an alternative either to net income or net cash provided by operating activities, both of which are determined in accordance with GAAP. Because EBITDA is not calculated under GAAP, the firm's EBITDA may not be comparable to similarly titled measures used by other companies.

                       JONES LANG LASALLE INCORPORATED
                   Financial Statement Notes - (Continued)


      Below is a reconciliation of net income to EBITDA (in thousands):

                                 Three Months Ended Twelve Months Ended
                                     December 31,       December 31,
                                 ------------------ -------------------
                                   2008      2007      2008      2007
                                 --------  --------  --------  --------

      Net income . . . . . . . . $ 41,155  $104,722  $ 83,515  $256,490
      Add:
      Interest expense, net of
        interest income. . . . .   13,336     3,018    30,568    13,064
      Provision for
        income taxes . . . . . .   13,515    31,655    28,743    87,595
      Depreciation and
        amortization . . . . . .   26,676    16,752    90,584    55,580
                                 --------  --------  --------  --------
      EBITDA . . . . . . . . . . $ 94,682  $156,147  $233,410  $412,729
                                 ========  ========  ========  ========

      Below is a reconciliation of net cash provided by operating activities, the most comparable cash flow measure on the consolidated statements of cash flows, to EBITDA (in thousands):

                                 Three Months Ended Twelve Months Ended
                                     December 31,       December 31,
                                 ------------------ -------------------
                                   2008      2007      2008      2007
                                 --------  --------  --------  --------

      Net cash provided by
        operating activities . . $146,487  $256,007  $ 33,365  $409,418
      Add:
      Interest expense, net of
        interest income. . . . .   13,336     3,018    30,568    13,064
      Change in working capital
        and non-cash expenses. .  (78,656) (134,533)  140,734   (97,348)
      Provision for income
        taxes. . . . . . . . . .   13,515    31,655    28,743    87,595
                                 --------  --------  --------  --------
      EBITDA . . . . . . . . . . $ 94,682  $156,147  $233,410  $412,729
                                 ========  ========  ========  ========

3. For purposes of segment operating results, the allocation of restructuring credits to our segments has been determined to not be meaningful to investors. Additionally, the performance of segment results has been evaluated without these charges being allocated.

4. The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the firm's Annual Report on Form 10-K for the year ended December 31, 2008, to be filed with the Securities and Exchange Commission shortly.

5.    EMEA refers to Europe, Middle East, and Africa.